SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant:
Filed by a Party other than the Registrant:	X

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
X	Definitive Additional Materials
Soliciting Material Under Rule 14a-12

OMEGA PROTEIN CORPORATION

(Name of Registrant as Specified in its Charter)

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
WYNNEFIELD CAPITAL MANAGEMENT, LLC
WYNNEFIELD CAPITAL, INC.
WYNNEFIELD CAPITAL, INC. PROFIT SHARING & MONEY PURCHASE PLAN
NELSON OBUS
JOSHUA H. LANDES
Michael N. Christodolou

David H. Clarke

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On June 17, 2016, Wynnefield Capital, Inc. and its affiliates issued a press release. A copy of that press release is attached hereto as Item 1.

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, "Wynnefield") together with Michael N. Christodolou, David H. Clarke are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). On May 31, 2016, Wynnefield filed a definitive proxy statement and related materials (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Investors and security holders may obtain free copies of Wynnefield's definitive proxy statement and related materials (if and when available) filed with the SEC by Wynnefield through the web site maintained by the SEC at http://www.sec.gov.

A summary of Wynnefield's analysis of Omega's capital misallocation and critique of its governance deficiencies, as well as biographical information of each of Wynnefield's proposed nominees, is contained in the 2016 Proxy Statement, which can be found at: https://www.sec.gov/Archives/edgar/data/1053650/000114420416105680/0001144204-16-105680-index.htm. For more information, please visit http://www.unlockomegavalue.com.

Wynnefield may be deemed to beneficially own 1,752,636 shares of the Company's common stock, representing approximately 7.9% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

On or about June 1, 2016, Wynnefield commenced mailing of the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

ITEM 1

Proxy Advisor Glass Lewis Recommends That Omega Protein Stockholders Vote For Wynnefield Nominee Michael Christodolou To Replace Incumbent Director Gary Ermers

Glass Lewis Joins ISS in Recommending that Omega Stockholders Vote for Both Wynnefield Nominees, Michael Christodolou and David Clarke, on the GOLD Proxy Card

NEW YORK, June 17, 2016 -- Wynnefield Capital and its affiliates (collectively, "Wynnefield"), longstanding stockholders of Omega Protein Corporation (NYSE: OME) ("Omega" or the "Company") with a 7.9% ownership interest, today announced that Glass, Lewis & Co. ("Glass Lewis"), a leading independent proxy voting and corporate governance advisory firm, recommended that its clients vote FOR the election of Wynnefield independent nominees Michael N. Christodolou and David H. Clarke to Omega's Board of Directors, thereby replacing director Gary Ermers.

Glass Lewis joins Institutional Shareholder Services in recommending their clients vote for Wynnefield's independent nominees.

Nelson Obus, President of Wynnefield, said "The Glass Lewis recommendation provides further validation that there is a need for change at Omega, particularly at the Board level.  Glass Lewis agrees that Omega has squandered stockholder value through their unsuccessful attempt at diversification into the Human Nutrition segment and has made a host of questionable corporate governance decisions in the past few months. Michael Christodolou, with 30 years of investment experience and a strong track record as a public company board member, is the right person to bring independence, judgment and much needed critical perspective to Omega's Board."

"Omega is still up to its old tricks," Obus continued. "In another poke in the eye to shareholder democracy, it took a Nevada court order for Omega to furnish Wynnefield, at the last moment, with a copy of the Company's non-objecting beneficial owners (NOBO) list. Yet Omega still continues to impede Wynnefield's efforts and shareholder democracy by not listing the number of shares owned by each stockholder. One can only wonder what other tricks Omega will pull to protect and entrench their board in the face of overwhelming endorsements of Wynnefield's nominees by both ISS and Glass Lewis."

In forming its recommendation, Glass Lewis noted that Omega failed to "mitigate concern about the middling efficiency of the Company's diversification effort" while "a litany of dubious mechanisms employed by the sitting board…obstruct Wynnefield's solicitation effort."  Glass Lewis recommended that the "election of Mr. Christodolou as a credible, long-term public board member capable of promoting positive changes to Omega's corporate governance is not only reasonable, but -- in view of Omega's scorched Earth campaign since late 2015 -- may, in fact, be critical to ensuring open, constructive discourse between the board and the Company's unaffiliated investors."

"We encourage our fellow stockholders to vote the Gold Card, as voting the Gold Card is the only way to ensure that both Michael Christodolou and David Clarke are elected to Omega's Board," Mr. Obus concluded.

Vote the GOLD CARD today to elect Michael Christodolou & David Clarke, and Learn More about Wynnefield's Campaign @ www.UnlockOmegaValue.com

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, "Wynnefield") together with Michael N. Christodolou, David H. Clarke are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). On May 31, 2016, Wynnefield filed a definitive proxy statement and related materials (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Investors and security holders may obtain free copies of Wynnefield's definitive proxy statement and related materials (if and when available) filed with the SEC by Wynnefield through the web site maintained by the SEC at http://www.sec.gov.

A summary of Wynnefield's analysis of Omega's capital misallocation and critique of its governance deficiencies, as well as biographical information of each of Wynnefield's proposed nominees, is contained in the 2016 Proxy Statement, which can be found at: https://www.sec.gov/Archives/edgar/data/1053650/000114420416105680/0001144204-16-105680-index.htm.
For more information, please visit http://www.unlockomegavalue.com.

Wynnefield may be deemed to beneficially own 1,752,636 shares of the Company's common stock, representing approximately 7.9% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

On or about June 1, 2016, Wynnefield commenced mailing of the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

Morrow & Co., LLC
Tom Ball, 203-658-9400
tomball@morrowco.com

Media:
Mark Semer or Daniel Yunger
KEKST
mark.semer@kekst.com / daniel.yunger@kekst.com
212.521.4800